EXHIBIT 4(k)-4
                                                                  CONFORMED COPY

               AMENDMENT dated as of August 27, 1997, to the Credit Agreement dated as of March 10, 1995 as amended and restated as of December 4, 1996 (the "Credit Agreement"), among ETHAN ALLEN INC., a Delaware corporation (the "Borrower"), ETHAN ALLEN INTERIORS
               INC., a Delaware corporation ("Holdings"), the financial institutions from time to time parties thereto (together with the Swingline Lender (as defined below), the "Lenders"), and THE CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), and as administrative agent (in such capacity the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


     A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

     B. The Borrower and Holdings have requested that the Credit Agreement be amended as set forth herein. The Lenders are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. Section 5.04 of the Credit Agreement is amended to delete clause (g) in its entirety and redesignate clause (h) as clause (g).

     SECTION  2.  Representations  and  Warranties.  Each  of the  Borrower  and
Holdings hereby represents and warrants to each Lender, on and as of the date hereof, that:

          (a) This Amendment has been duly authorized, executed and delivered by each of the Borrower and Holdings, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of each of the Borrower and Holdings, enforceable in accordance with its terms.




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          (b) The  representations  and  warranties  of each of the Borrower and
     Holdings contained in the Credit Agreement and in each other Loan Document are true and correct in all respects with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

          (c) After giving effect to this Amendment, no Default has occurred and is continuing.

     SECTION 3. Effectiveness. This Amendment shall become effective upon receipt by the Agent of counterparts hereof signed by each of the Borrower, Holdings and the Required Lenders.

     SECTION 4. Expenses. The Borrower acknowledges that Section 9.05(a) of the Credit Agreement applies to this Amendment and hereby agrees to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Amendment.

     SECTION 5. Miscellaneous. (a) This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     (b) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

     (c) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

     (d) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and to whose benefit the provisions of this Amendment shall inure.

     (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

     (f) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                  ETHAN ALLEN INC.,

                                  by  /s/    M. Farooq Kathwari
                                     --------------------------
                                      Name:  M. Farooq Kathwari
                                      Title: President


                                  ETHAN ALLEN INTERIORS INC.,

                                  by  /s/    M. Farooq Kathwari
                                     --------------------------
                                      Name:  M. Farooq Kathwari
                                      Title: President


                                  THE CHASE MANHATTAN BANK,
                                  individually and as Administrative Agent,
                                  Collateral Agent and Swingline Lender,

                                  by  /s/    Margaret T. Lane
                                     --------------------------
                                      Name:  Margaret T. Lane
                                      Title: Assistant Vice President


                                  BANK OF MONTREAL

                                  by  /s/    Thruston W. Pettus
                                     --------------------------
                                      Name:  Thruston W. Pettus
                                      Title: Director


                                  THE BANK OF NEW YORK,

                                  by___________________________
                                      Name:
                                      Title:




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                                  THE FIRST NATIONAL BANK OF
                                  BOSTON,

                                  by  /s/    Haney H. Thayer, Jr.
                                     -----------------------------
                                      Name:  Haney H. Thayer, Jr.
                                      Title: Director


                                  FLEET NATIONAL BANK,

                                  by  /s/    Christopher J. Kampe
                                     -----------------------------
                                      Name:  Christopher J. Kampe
                                      Title: Assistant Vice President


                                  THE FUJI BANK, LIMITED, NEW YORK
                                  BRANCH,

                                  by  /s/    Raymond Ventura
                                     -----------------------------
                                      Name:  Raymond Ventura
                                      Title: Vice President & Manager


                                  MERITA BANK LTD.  NEW YORK BRANCH,

                                  by  /s/    Clifford Abramsky
                                     -----------------------------
                                      Name:  Clifford Abramsky
                                      Title: Vice President


                                  by  /s/    Frank Maffei
                                     -----------------------------
                                      Name:  Frank Maffei
                                      Title: Vice President







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                                  SAKURA BANK,

                                  by  /s/    Yoshika Zunagura
                                     -----------------------------
                                      Name:  Yoshika Zunagura
                                      Title: Vice President


                                  SANWA BANK,

                                  by  /s/    Christian Kambour
                                     -----------------------------
                                      Name:  Christian Kambour
                                      Title: Vice President


                                  WACHOVIA BANK, [of Georgia]

                                  by  /s/    James McCreary
                                     -----------------------------
                                      Name:  James F. McCreary
                                      Title: Supervisor


                                  YASUDA TRUST & BANKING CO., LTD.,

                                  by  /s/    R.M. Laudenschlager
                                     -----------------------------
                                      Name:  Rohn Laudenschlager
                                      Title: Senior Vice President